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                                                                      Exhibit 23


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the UBS Savings and Investment Plan of our report dated June 15, 2006, with respect to the financial statements and schedule of the UBS Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Ernst & Young LLP

New York, New York
June 28, 2006